Exhibit 99.1

First Financial Service Corporation

NEWS RELEASE

FOR IMMEDIATE RELEASE	For More Information Contact:
Gregory S. Schreacke
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation to Speak at Keefe, Bruyette & Woods Community Bank Investment Conference

Elizabethtown, Kentucky, July 19, 2005 – First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced that its President and Chief Executive Officer, B. Keith Johnson and Chief Financial Officer, Gregory S. Schreacke, will be speaking at the Keefe, Bruyette & Woods Community Bank Investment Conference on July 27, 2005.

Mr. Johnson and Mr. Schreacke will present an overview of First Financial Service Corporation’s business strategy and financial performance.  The presentation will begin at 4:30 p.m. ET and will be available through a webcast at www.ffsbky.com or www.kbw.com.  The presentation will be broadcast live on the day of the presentation and the replay will be available approximately two hours after the presentation.

The Keefe, Bruyette & Woods Community Bank Investment Conference is a three-day event offering analysts, institutional investors, and other qualified financial professionals the opportunity to hear senior management at the nation’s most dynamic publicly traded community banks talk about their results and plans for the future.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, trust and estate planning, and personal investment financial counseling services.  Today, the Bank serves Central Kentucky through its 14 full-service banking centers.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq National Market under the symbol “FFKY.”  Market makers for the stock are:

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Keefe, Bruyette & Woods, Inc.

Stifel Nicholas & Company	Goldman, Sachs & Company

First Midwest Research	Knight Securities, LP

Spear, Leeds & Kellogg	Sandler O’Neill

Howe Barnes Investments, Inc.

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